Exhibit 10.02








                                SCANA CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                             as amended and restated
                                 effective as of
                                October 21, 1997














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                                SCANA CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                TABLE OF CONTENTS


                                                                          Page


SECTION 1.  ESTABLISHMENT OF THE PLAN.....................................  1

         1.1      Establishment of the Plan...............................  1
         1.2      Description of the Plan.................................  1
         1.3      Purpose of the Plan.....................................  1

SECTION 2.    DEFINITIONS.................................................  2

         2.1      Definitions.............................................  2
         2.2      Gender and Number.......................................  4

SECTION 3.   ELIGIBILITY AND PARTICIPATION................................  5

         3.1      Eligibility.............................................  5
         3.2      Termination of Participation............................  5
         3.3      Reemployment of Former Participant......................  5

SECTION 4.   BENEFITS.....................................................  6

         4.1      Eligibility for Benefits................................  6
         4.2      Amount of Retirement Benefit............................  6
         4.3      Commencement, Form and Duration of Payment..............  6
         4.4      Pre-retirement Spouse Benefit...........................  7
         4.5      Documentation...........................................  7

SECTION 5.   FINANCING....................................................  8

         5.1      Financing of Benefits...................................  8
         5.2      "Rabbi" Trust...........................................  8



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SECTION 6.   GENERAL PROVISIONS............................................ 9

         6.1      Employment/Participation Rights.......................... 9
         6.2      Nonalienation of Benefits................................ 9
         6.3      Severability............................................. 9
         6.4      No Individual Liability................................. 10
         6.5      Applicable Law.......................................... 10

SECTION 7.   PLAN ADMINISTRATION, AMENDMENT AND TERMINATION............... 11

         7.1      In General.............................................. 11
         7.2      Claims Procedure........................................ 11
         7.3      Finality of Determination............................... 11
         7.4      Delegation of Authority................................. 11
         7.5      Expenses................................................ 11
         7.6      Tax Withholding......................................... 11
         7.7      Incompetency............................................ 11
         7.8      Action by Corporation................................... 12
         7.9      Notice of Address....................................... 12
         7.10     Amendment and Termination............................... 12

SECTION 8.   CHANGE IN CONTROL PROVISIONS................................. 13

         8.1      Accelerated Distributions Upon Change in Control........ 13
         8.2      Tax Computation......................................... 13
         8.3      No Subsequent Recalculation of Tax Liability............ 13
         8.4      Successors...............................................14
         8.5      Amendment and Termination after Change in Control........14

SECTION 10.       EXECUTION ...............................................15





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                                SCANA CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                      SECTION 1. ESTABLISHMENT OF THE PLAN

1.1 Establishment of the Plan. SCANA CORPORATION (the "Corporation") established the SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Supplemental Plan") effective as of January 1, 1994. The Supplemental Plan was amended and restated, effective December 18, 1996, and is hereby further amended and restated effective as of October 21, 1997.

1.2 Description of the Plan. This Supplemental Plan is intended to constitute a nonqualified deferred compensation plan which, in accordance with ERISA Sections 201(2), 301(a)(3) and 401(a)(1), is unfunded and established primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

1.3 Purpose of the Plan. In addition to the description of the Supplemental Plan as set forth in subsection 1.2 above, the primary objective of the Corporation in establishing this Supplemental Plan is to provide supplemental retirement income to certain employees of the Company whose benefits under the SCANA Corporation Retirement Plan are limited in accordance with the limitations imposed by Code Section 415 on the amount of annual retirement benefits payable to employees from qualified pension plans, by Code Section 401(a)(17) on the amount of annual compensation that may be taken into account for all qualified plan purposes, or by certain other design limitations on determining compensation under the Qualified Plan.

                             SECTION 2. DEFINITIONS

2.1 Definitions. Whenever used in the Supplemental Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided herein or unless a different meaning is plainly required by the context, and when the defined meaning is intended, the term is capitalized.
Capitalized terms not defined herein shall have the respective meanings set forth in the Qualified Plan.

         (a) "Actuarial Equivalent" shall mean the actuarial equivalent factors applied under the Qualified Plan. In applying Actuarial Equivalent factors under this Supplemental Plan, the same procedures shall apply as would apply under the Qualified Plan under similar circumstances.

         (b) "Agreement" means a contract between an Eligible Employee and the Company permitting the Eligible Employee to participate in the Supplemental Plan and delineating the benefits (if any) that are to be provided to the Eligible Employee in lieu of or in addition to the benefits described under the terms of this Supplemental Plan.

         (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         (d) "Beneficiary" means the individual designated by the Participant (on such form as prescribed by the Committee) to receive the Participant's benefits under Section 8 if the Participant shall have died prior to receipt thereof. In the absence of an effective Beneficiary designation, such amounts shall be paid to the Participant's Beneficiary determined under the Qualified Plan.

         (e) "Board" means the Board of Directors of the Corporation.

         (f) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                  i) Any Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d)) is or becomes the Beneficial Owner, directly or indirectly, of twenty five percent (25%) or more of the combined voting power of the outstanding shares of capital stock of the Corporation;

                  ii) During any period of two (2) consecutive years (not including any period prior to December 18, 1996) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

                  iii) The issuance of an Order by the Securities and Exchange Commission (SEC), under Section 9(a)(2) of the Public Utility Holding Company Act of 1935 as amended (the "1935 Act"), authorizing a third party to acquire five percent (5%) or more of the Corporation's voting shares of capital stock;

                  iv) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting shares of capital stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting shares of capital stock of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

                  v) The shareholders of the Corporation approve a plan of complete liquidation, or the sale or disposition of South Carolina Electric & Gas Company (hereinafter SCE&G), South Carolina Pipeline Corporation, or any subsidiary of SCANA designated by the Board as a "Material Subsidiary," but such event shall represent a Change in Control only with respect to a Participant who has been exclusively assigned to SCE&G, South Carolina Pipeline Corporation, or the affected Material Subsidiary.

         (g) "Code" means the Internal Revenue Code of 1986, as amended.

         (h) "Code Limitations" means the limitations imposed by Code Section 415 on the amount of annual retirement benefits payable to employees from qualified pension plans and by Code Section 401(a)(17) on the amount of annual compensation that may be taken into account for all qualified plan purposes.

         (i)  "Committee"   means  the  Management   Development  and  Corporate
Performance Committee of the Board.

         (j) "Company" means the Corporation and any subsidiaries of the Corporation and their successor(s) or assign(s) that adopt this Supplemental Plan through execution of Agreements with any of their Employees or otherwise.

         (k) "Compensation" means "Compensation" as determined under the Qualified Plan, without regard to the limitation under Section 401(a)(17) of the Code and including any amounts deferred under any non-qualified deferred compensation plan of the Corporation (excluding the Supplemental Plan).

         (l)   "Corporation"   means  SCANA   Corporation,   a  South   Carolina
corporation, or any successor thereto.

         (m) "Effective Date" means December 18, 1996.

         (n) "Eligible Employee" means an Employee who is employed by the Company in a high-level management or administrative position, including employees who also serve as officers and/or directors of the Company.

         (o) "Employee" means a person who is actively employed by the Company and who falls under the usual common law rules applicable in determining the employer-employee relationship.

         (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (q) "Participant" means any Eligible Employee who is participating in the Supplemental Plan in accordance with the provisions herein set forth.

         (r) "Qualified Plan" means the SCANA Corporation Retirement Plan, as in effect on the Effective Date, and as may be further amended and in effect from time to time.

         (s)  "Supplemental   Plan"  means  this  plan,  the  SCANA  Corporation
Supplemental Executive Retirement Plan.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and the feminine shall include the masculine, and the use of any term herein in the singular may also include the plural and the plural shall include the singular.


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                    SECTION 3. ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. An Eligible Employee shall become a Participant in the Supplemental Plan on the first day on which:

         (a) his accrued benefit calculated under the Qualified Plan is limited in accordance with either of the Code Limitations or due to his participation in a non-qualified deferred compensation plan of the Corporation (other than this Supplemental Plan); and

         (b) he enters into an Agreement with the Company regarding his participation in the Supplemental Plan.

3.2 Termination of Participation. An Eligible Employee who is eligible to participate in this Supplemental Plan under subsection 3.1 above shall remain covered hereunder until the date upon which his employment terminates for any reason and, thereafter, so long as any benefits are payable from this Supplemental Plan. Unless the terms of the Participant's Agreement provide to the contrary, if the Participant is not eligible for benefits in accordance with the provisions of Section 4.1 at the time his employment terminates, the Participant shall terminate his participation in the Supplemental Plan when his employment with the Company terminates.

3.3 Reemployment of Former Participant. Notwithstanding any provision of the Supplemental Plan or an Agreement to the contrary, any person reemployed as an Employee who previously participated in and received benefits under the Supplemental Plan shall not be eligible to participate again in the Supplemental Plan, and any payments or future rights to payments under the Supplemental Plan made or to be made with respect to such Participant shall not be discontinued on account of such reemployment.





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                               SECTION 4. BENEFITS

4.1 Eligibility for Benefits. A Participant shall be eligible to commence receipt of a benefit under the Supplemental Plan in accordance with and subject to the provisions of the Supplemental Plan, upon the later of the Participant's termination of employment with the Company or the Participant's Earliest Retirement Date or in an Agreement; provided, however, that, except as provided in the following sentence or as may otherwise be provided by an Agreement, no benefit shall be payable under this Supplemental Plan with respect to a Participant who terminates employment with the Company prior to becoming vested in his accrued benefit under the Qualified Plan. Notwithstanding the foregoing, if a Participant is involuntarily terminated following or incident to a Change in Control and prior to becoming fully vested in his accrued benefit under the Qualified Plan, a benefit will be paid under this Supplemental Plan, based on the Participant's Compensation and Years of Benefit Service at the time of the Participant's termination of employment.

4.2 Amount of Retirement Benefit. Unless otherwise provided in an Agreement, the amount of any retirement benefit payable to a Participant pursuant to this Supplemental Plan shall be determined at the time the Participant first becomes eligible to receive benefits under the Supplemental Plan and shall be equal to the excess, if any, of:

         i) The monthly pension amount that would have been payable at Normal Retirement Age or, if applicable, Delayed Retirement Age under the Qualified Plan to the Participant determined based on Compensation as defined under this Supplemental Plan and disregarding the Code Limitations and any reductions due to the Participant's deferral of compensation under any nonqualified deferred compensation plan of the Company (other than this Supplemental Plan); over

         ii) The monthly pension amount payable at Normal Retirement Age or, if applicable, Delayed Retirement Age under the Qualified Plan to the Participant.

         If such benefit is scheduled to commence prior to a Participant's Normal Retirement Date, the benefit to be paid under this Plan shall be reduced in accordance with the Early Retirement reduction factors and Actuarial Equivalent factors under the Qualified Plan as of the date of determination.

4.3 Commencement, Form and Duration of Payment. Unless the terms of the Participant's Agreement provide to the contrary:

         (a) Participant's Benefit. Monthly benefit payments for a Participant shall begin as of the first day of the calendar month next following the later of the date the Participant's employment with the Company terminates or the Participant's Earliest Retirement Date under the Qualified Plan and shall be paid under the normal form of benefit payment under the Qualified Plan; and

         (b) Post-Retirement Spouse Benefit. If the Participant dies after benefit payments have commenced, and he has an eligible Spouse, such Spouse will then receive monthly benefits equal to 60 percent of the Participant's benefit for the rest of the Spouse's lifetime.

4.4 Pre-retirement Spouse Benefit. Unless the terms of the Participant's Agreement provide to the contrary, if a Participant dies on or after the Effective Date, and satisfies the following conditions:

         (a) on the date of his death, he was legally married and had been so married to the same spouse for at least one year; and

         (b) on the date of his death, he was entitled to a benefit pursuant to Section 4.1; and

         (c)      he had not begun to receive payments under this Supplemental
                  Plan,

         his Spouse shall be eligible for a pre-retirement Spouse benefit under this Supplemental Plan. The Participant's surviving Spouse shall be entitled to receive monthly benefits beginning on the first of the month next following the Participant's death and continuing for the remainder of the Spouse's lifetime. The surviving Spouse's Pre-retirement Spouse Benefit shall be equal to the excess, if any, of:

                  i) The monthly pension amount that would have been payable under the Qualified Plan to the surviving Spouse (as a 60 percent survivor annuity) determined based on the Participant's Compensation as defined under this Supplemental Plan and disregarding the Code Limitations and any reductions due to the Participant's deferral of compensation under any nonqualified deferred compensation plan of the Company (other than this Supplemental Plan); over

                  ii) The actual monthly pension amount payable to the surviving Spouse under the Qualified Plan.

4.5 Documentation. Each person eligible for a benefit under the Supplemental Plan shall furnish the Corporation with such documents, evidence, data or information in support of such application as the Corporation considers necessary or desirable.








                              SECTION 5. FINANCING

5.1 Financing of Benefits. Participants shall not be required or permitted to make any contribution under the Supplemental Plan. Benefits shall be payable, when due, by the Corporation, out of its current operating revenue to the extent not paid from a trust created pursuant to Section 5.2. The Corporation's obligation to make payments to the recipient when due shall be contractual in nature only, and participation in the Supplemental Plan will not create in favor of any Participant any right or lien against the assets of the Corporation. No benefits under the Supplemental Plan shall be required to be funded by a trust fund or insurance contracts or otherwise. Prior to benefits becoming due, the Corporation shall expense the calculated liabilities in accordance with policies determined appropriate by the Corporation and its auditors.

5.2 "Rabbi" Trust. In connection with this Plan, the Board shall establish a grantor trust (known as the "SCANA Corporation Executive Benefit Plan Trust") for the purpose of accumulating funds to satisfy the obligations incurred by the Corporation under this Plan (and such other plans and arrangements as determined from time to time by the Corporation). At any time prior to a Change in Control, as that term is defined in such Trust, the Corporation may transfer assets to the Trust to satisfy all or part of the obligations incurred by the Corporation under this Plan, as determined in the sole discretion of the Committee or its designee, subject to the return of such assets to the Corporation at such time as determined in accordance with the terms of such Trust. Any assets of such Trust shall remain at all times subject to the claims of creditors of the Corporation in the event of the Corporation's insolvency; and no asset or other funding medium used to pay benefits accrued under the Plan shall result in the Plan being considered as other than "unfunded" under ERISA. Notwithstanding the establishment of the Trust, the right of any Participant to receive future payments under the Plan shall remain an unsecured claim against the general assets of the Corporation.



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                          SECTION 6. GENERAL PROVISIONS

6.1      Employment/Participation Rights.

         (a) Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         (b) Nothing in the Plan shall be construed to be evidence of any agreement or understanding, express or implied, that the Company will continue to employ a Participant in any particular position or at any particular rate of remuneration.

         (c) No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

         (d) Nothing in this Supplemental Plan shall affect the right of a recipient to participate in and receive benefits under and in accordance with any pension, profit-sharing, deferred compensation or other benefit plan or program of the Company.

6.2      Nonalienation of Benefits.

         (a) No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or change, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or change the same shall be void; nor shall any such disposition be compelled by operation of law, except as may be applicable in the circumstance of death of a Participant under South Carolina law.

         (b) No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to benefits under the Plan.

         (c) If any Participant or Beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or change any right or benefit hereunder, then such right or benefit shall, in the discretion of the Committee, cease, and the Committee shall direct in such event that the Corporation hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary in such manner and in such proportion as the Committee may deem proper.

6.3 Severability. If any particular provision of the Supplemental Plan shall be found to be illegal or unenforceable for any reason, the illegality or lack of enforceability of such provision shall not affect the remaining provisions of the Supplemental Plan, and the Supplemental Plan shall be construed and enforced as if the illegal or unenforceable provision had not been included.

6.4 No Individual Liability. It is declared to be the express purpose and intention of the Supplemental Plan that no liability whatsoever shall attach to or be incurred by the shareholders, officers, or directors of the Corporation or any representative appointed hereunder by the Corporation, under or by reason of any of the terms or conditions of the Supplemental Plan.

6.5 Applicable Law. The Supplemental Plan shall be governed by and construed in accordance with the laws of the State of South Carolina except to the extent governed by applicable Federal law.

            SECTION 7. PLAN ADMINISTRATION, AMENDMENT AND TERMINATION

7.1 In General. The Supplemental Plan shall be administered by the Committee, which shall have the sole authority to construe and interpret the terms and provisions of the Supplemental Plan and determine the amount, manner and time of payment of any benefits hereunder. The Committee shall maintain records, make the requisite calculations and disburse payments hereunder, and its interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned. The Committee may adopt such rules as it deems necessary, desirable or appropriate in administering the Supplemental Plan and the Committee may act at a meeting, in a writing without a meeting, or by having actions otherwise taken by a member of the Committee pursuant to a delegation of duties from the Committee.

7.2 Claims Procedure. Any person dissatisfied with the Committee's determination of a claim for benefits hereunder must file a written request for reconsideration with the Committee. This request must include a written explanation setting forth the specific reasons for such reconsideration. The Committee shall review its determination promptly and render a written decision with respect to the claim, setting forth the specific reasons for such denial written in a manner calculated to be understood by the claimant. Such claimant shall be given a reasonable time within which to comment, in writing, to the Committee with respect to such explanation. The Committee shall review its determination promptly and render a written decision with respect to the claim. Such decision upon matters within the scope of the authority of the Committee shall be conclusive, binding, and final upon all claimants under this Plan.

7.3 Finality of Determination. The determination of the Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

7.4 Delegation of Authority. The Committee may, in its discretion, delegate its duties to an officer or other employee of the Company, or to a committee composed of officers or employees of the Company.

7.5 Expenses. The cost of payment from this Plan and the expenses of administering the Supplemental Plan shall be borne by the Corporation.

7.6 Tax Withholding. The Corporation shall have the right to deduct from all payments made from the Supplemental Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

7.7 Incompetency. Any person receiving or claiming benefits under the Supplemental Plan shall be conclusively presumed to be mentally competent and of age until the Corporation receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee under the South Carolina Code of Laws, or other person legally vested with the care of his estate has been appointed. In the event that the Corporation finds that any person to whom a benefit is payable under the Supplemental Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Corporation to have incurred expense for the care of such person otherwise entitled to payment.

         In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Supplemental Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator or statutory committee provided that proper proof of appointment is furnished in a form and manner suitable to the Corporation. Any payment made under the provisions of this Section 7.7 shall be a complete discharge of liability therefor under the Supplemental Plan.

7.8 Action by Corporation. Any action required or permitted to be taken hereunder by the Corporation or its Board shall be taken by the Board, or by any person or persons authorized by the Board.

7.9 Notice of Address. Any payment made to a Participant or to his surviving Spouse at the last known post office address of the distributee on file with the Corporation, shall constitute a complete acquittance and discharge to the Corporation and any director or officer with respect thereto, unless the Corporation shall have received prior written notice of any change in the condition or status of the distributee. Neither the Corporation nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of the Participant or his Spouse.

7.10 Amendment and Termination. The Corporation expects the Supplemental Plan to be permanent, but since future conditions affecting the Corporation cannot be anticipated or foreseen, the Corporation reserves the right to amend, modify, or terminate the Supplemental Plan at any time by action of its Board; provided, however, that if the Supplemental Plan is amended to discontinue or reduce the amount of Supplemental Plan benefit payments (except as may be required pursuant to any plan arising from insolvency or bankruptcy proceedings): (a) Participants who have retired under the Supplemental Plan or their surviving Spouses shall continue to be paid in the amount and manner (as provided under Section 4 hereof) as they were being paid at the time of the amendment or discontinuance of the Supplemental Plan, and (b) the accrued benefits under the Supplemental Plan of any future retirees shall not be reduced below the level accrued as of the date of amendment. If the Board amends the Supplemental Plan to cease future accruals hereunder or terminates the Supplemental Plan, the Board may, in its sole discretion, direct that the actuarial equivalent present value of each Participant's accrued benefits be paid to each Participant (or surviving Spouse, if applicable) in an immediate lump sum payment (with such Actuarial Equivalent present value being determined in the manner indicated in Section 4); in the absence of any such direction from the Board, the Supplemental Plan shall continue as a "frozen" plan under which no future accruals will be recognized and each Participant's benefits shall be paid in accordance with Section 4.

                     SECTION 8. CHANGE IN CONTROL PROVISIONS

8.1 Accelerated Distributions Upon Change in Control. Notwithstanding anything in this Supplemental Plan to the contrary, and subject to the terms of any Agreement, upon the occurrence of a Change in Control where there has not been a termination of the SCANA Corporation Key Employee Severance Benefits Plan prior thereto, the Present Value of all amounts (or remaining amounts) owed under this Supplemental Plan and each underlying Agreement as of the date of such Change in Control (referred to as each Participant's "SERP Benefit") shall become immediately due and payable. All SERP Benefits payable under this Section 8.1 shall be paid to each Participant (and his or her Beneficiary) in the form of a single lump sum payment of the Actuarial Equivalent present value of all such amounts owed, together with an amount (the "Gross-Up Payment") such that the net amount retained by each Participant after deduction of any excise tax imposed by
Section 4999 of the Code (or any similar tax that may hereafter be imposed) on such benefits (the "Excise Tax") and any Federal, state, and local income tax and Excise Tax upon the SERP Benefit and the Gross-Up Payment provided for by this Section 8 shall be equal to the Actuarial Equivalent present value of the Participant's SERP Benefit. Such payment shall be made by the Corporation (or to the extent assets are transferred to a "rabbi trust" for such purpose, by the trustee of such trust in accordance with the trust's terms) to the Participant (or his or her Beneficiary) as soon as practicable following the Change in Control, but in no event later than the date specified by the terms of the SCANA Corporation Executive Benefit Plan Trust. In all events, if the Key Employee Severance Benefits Plan was terminated prior to such Change in Control, then the provisions of this Section shall not apply and Participants' benefits shall be determined under the other applicable provisions of this Supplemental Plan and/or any Agreement.

8.2 Tax Computation. For purposes of determining the amount of the Gross-Up Payment referred to in Section 8.1, whether any of a Participant's SERP Benefit will be subject to the Excise Tax, and the amounts of such Excise Tax: (i) there shall be taken into account all other payments or benefits received or to be received by a Participant in connection with a Change in Control of the Corporation (whether pursuant to the terms of this Supplemental Plan or any other plan, arrangement, or agreement with the Corporation, any person whose actions result in a Change in Control of the Corporation or any person affiliated with the Corporation or such person); and (ii) the amount of any Gross-Up Payment payable with respect to any Participant (or his or her Beneficiary) by reason of such payment shall be determined in accordance with a customary "gross-up formula," as determined by the Committee it its sole discretion.

8.3 No Subsequent Recalculation of Tax Liability. The Gross-Up Payments described in the foregoing provisions of this Section 8 are intended and hereby deemed to be a reasonably accurate calculation of each Participant's actual income tax and Excise Tax liability under the circumstances (or such tax liability of his or her Beneficiary), the payment of which is to be made by the Corporation or any "rabbi trust" established by the Corporation for such purposes. All such calculations of tax liability shall not be subject to subsequent recalculation or adjustment in either an underpayment or overpayment context with respect to the actual tax liability of the Participant (or his or her Beneficiary) ultimately determined as owed.

8.4 Successors. Notwithstanding anything in this Supplemental Plan to the contrary, and subject to the terms of an Agreement, upon the occurrence of a Change in Control, and only if the SCANA Corporation Key Employee Severance Benefits Plan ("KESBP") was terminated prior to such Change in Control, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform this Supplemental Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, subject to the remaining provisions of this
Section 8.4. In the event of such a Change in Control where the KESBP is terminated, Participants shall become entitled to benefits hereunder in accordance with the terms of this Supplemental Plan, and/or any Agreement, based on benefits earned to the date of such Change in Control, with no requirement for a successor to provide for accruals of benefits beyond the date of such Change in Control. In addition, and notwithstanding Section 8.5 to the contrary, if there is a Change in Control and the KESBP is terminated prior to such Change in Control, a successor to the Company may amend this Supplemental Plan to provide for an automatic lump sum distribution of the Actuarial Equivalent of Participants' benefits hereunder without such amendment being treated as an amendment reducing any benefits earned.

8.5 Amendment and Termination After Change in Control. Notwithstanding the foregoing, and subject to Section 8, no amendment, modification or termination of the Supplemental Plan may be made, and no Participants may be added to the Supplemental Plan, upon or following a Change in Control if it would have the effect of reducing any benefits earned (including optional forms of distribution) prior to such Change in Control without the written consent of all of the Supplemental Plan's Participants covered by the Supplemental Plan at such time. In all events, however, the Corporation reserves the right to amend, modify or delete the provisions of this Section 8 at any time prior to a Change in Control, pursuant to a Board resolution adopted by a vote of two-thirds (2/3) of the Board members then serving on the Board.

         IN WITNESS WHEREOF, SCANA Corporation has caused this instrument to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, this _____ day of __________, 1997, effective as of October 21, 1997.

                                    SCANA CORPORATION



                                    By: ________________________

                                    Title:  ______________________

ATTEST:



By: __________________________
                  Secretary